UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 17, 2013 (October 11, 2013)

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

985-892-5521
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this report on Form 8-K is incorporated in this Item 1.01 by reference.

On October 11, 2013, the Company and certain of its subsidiaries closed a new, two-year accounts receivable securitization facility with a peak seasonal funding capacity of up to $120,000,000 between March 1 and August 31 and up to $80,000,000 between September 1 and February 28. An additional seasonal facility limit of up to $40,000,000 may be available between April 1 and June 30.

SCP Distributors LLC, Horizon Distributors, Inc., Superior Pool Products LLC and Poolfx Supply LLC (collectively, the “Originators”) entered into a Receivables Sale and Contribution Agreement dated as of October 11, 2013 with Superior Commerce LLC (the “Securitization Subsidiary”) pursuant to which the Originators agreed to sell and, as applicable, contribute, all of their right, title and interest in and to their trade receivables and certain related rights to the Securitization Subsidiary without representation, warranty or recourse as to the collectability of the receivables or the creditworthiness of the obligors thereon. The Receivables Sale and Contribution Agreement contains terms and conditions (including representations, covenants and conditions precedent) customary for transactions of this type.

The Securitization Subsidiary, as Seller, also entered into a Receivables Purchase Agreement dated as of October 11, 2013 with SCP Distributors LLC, as the Servicer, the purchasers from time to time party thereto (the “Purchasers”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as the Victory Group Co-Agent and Wells Fargo Bank, National Association, as the Wells Group Co-Agent and as Administrative Agent, pursuant to which the Securitization Subsidiary may sell or otherwise transfer to the Purchasers variable undivided percentage interests in the receivables and related rights acquired from the Originators. The Receivables Purchase Agreement contains terms and conditions (including representations, covenants and conditions precedent) customary for transactions of this type. Additionally, an amortization event will occur if the Company fails to maintain a maximum average total leverage ratio (average total funded debt/EBITDA) of 3.25 to 1 and a minimum fixed charge coverage ratio (EBITDAR/cash interest expense plus rental expense) of 2.25 to 1.

All of the obligations of the Originators and the Servicer under both the Receivables Sale and Contribution Agreement and the Receivables Purchase Agreement are guaranteed by the Company pursuant to a Performance Undertaking. The Performance Undertaking does not, however, guarantee collectability of the receivables or any obligations of the Securitization Subsidiary to the Purchasers.

The foregoing description of the new securitization facility is not complete and is qualified in its entirety by the actual terms of the Receivables Sale and Contribution Agreement, the Receivables Purchase Agreement, and the Performance Undertaking, a copy of each of which is filed as an exhibit hereto.

In the ordinary course of business, the Company and its affiliates have engaged, and may in the future engage, certain parties to the Receivables Purchase Agreement or the affiliates of such parties to provide commercial banking, investment banking, and other services for which the Company or its affiliates pay customary fees and commissions.

The descriptions of the agreements set forth above are qualified by reference to the Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
10.1
Receivables Sale and Contribution Agreement , dated as of October 11, 2013, between SCP Distributors LLC, Horizon Distributors, Inc., Superior Pool Products LLC and Poolfx Supply LLC, as Originators and Superior Commerce LLC, as Buyer.

10.2
Receivables Purchase Agreement, dated as of October 11, 2013 among Superior Commerce LLC as Seller, SCP Distributors LLC, as the Servicer, the Purchasers from time to time party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as the Victory Group Co-Agent and Wells Fargo Bank, National Association, as the Wells Group Co-Agent and as Administrative Agent

10.3	Performance Undertaking, dated as of October 11, 2013, by and between Pool Corporation and Superior Commerce LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOL CORPORATION

By:    /s/ Mark W. Joslin
Mark W. Joslin
Vice President and Chief Financial Officer

Dated: October 17, 2013